     As filed with the Securities and Exchange Commission on June 9, 2000
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                 BE FREE, INC.
              (Exact name of issuer as specified in its charter)

                Delaware                                  04-3303188
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                 Identification Number)

                 154 Crane Meadow Road, Marlborough, MA 01752
                   (Address of Principal Executive Offices)

                           1998 STOCK INCENTIVE PLAN
                           (Full title of the Plan)

                              Gordon B. Hoffstein
   President, Chief Executive Officer and Chairman of the Board of Directors
                                 BE FREE, INC.
                            154 Crane Meadow Road,
                             Marlborough, MA 01752
                    (Name and address of agent for service)
                                (508) 480-4000
         (Telephone number, including area code, of agent for service)

==================================================================================================
                                           Proposed maximum      Proposed maximum       Amount of
Title of securities     Amount to be        offering price      aggregate offering    registration
 to be registered       Registered(1)          per share              price               fee
--------------------------------------------------------------------------------------------------
 Common Stock
$.01 par value            3,220,953            $11.25(2)         $36,235,722(1)         $9,567
==================================================================================================

(1) Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated pursuant to Rule 457 (c) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 5, 2000.

                          INCORPORATION BY REFERENCE

     Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed by Be Free, Inc. (the "Company") under Registration Number 333-90861, as amended, with respect to securities offered pursuant to the Company's 1998 Stock Incentive Plan, as amended (the "Plan"), are hereby incorporated be reference herein, and the opinions and consents listed below are annexed hereto.

                                   Exhibits
                                   --------

Exhibit
Number         Description
------         -----------

   4.0 Amendment to Amended and Restated Certificate of Incorporation of the Registrant, dated May 25, 2000
   4.2         Amended and Restated By-Laws of the Registrant.*
   5.0         Opinion of Hale and Dorr LLP.
  23.1         Consent of Hale and Dorr LLP (included in Exhibit 5).
  23.2         Consent of PricewaterhouseCoopers LLP.
  23.3         Consent of Ernst & Young LLP
  24.0 Power of Attorney (included on the signature page of this Registration Statement).

__________________
*Incorporated by reference to the Company's Registration Statement on Form S-1, as amended, (File No. 333-84535) filed August 5, 1999.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on this 8th day of June, 2000.

                                    BE FREE, INC.


                                    By: /s/ Gordon B. Hoffstein
                                        --------------------------------------
                                        Gordon B. Hoffstein
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors

                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Be Free, Inc., hereby severally constitute Gordon B. Hoffstein and Stephen M. Joseph, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Be Free, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Title                            Date
---------                          -----                            ----

/s/ Gordon B. Hoffstein   President and Chief Executive Officer,  June 8, 2000
------------------------- Chairman of the Board of Directors
Gordon B. Hoffstein

/s/ Samuel P. Gerace, Jr. Executive Vice President,               June 8, 2000
------------------------- Research & Technology and
Samuel P. Gerace, Jr.     Director

/s/ Stephen M. Joseph     Chief Financial Officer,                June 8, 2000
------------------------- Secretary and Treasurer
Stephen M. Joseph         (Principal Financial Officer
                          and Principal Accounting Officer)

/s/ Ted R. Dintersmith    Director                                June 8, 2000
-------------------------
Ted R. Dintersmith

/s/ W. Michael Humphreys  Director                                June 8, 2000
-------------------------
W. Michael Humphreys

/s/ Jeffrey F. Rayport    Director                                June 8, 2000
-------------------------
Jeffrey F. Rayport

                          Director                                June 8, 2000
-------------------------
Kathleen L. Biro

                                 Exhibit Index
                                 -------------

Exhibit
Number         Description
------         -----------

   4.0 Amendment to Amended and Restated Certificate of Incorporation of the Registrant, dated May 25, 2000
   4.1         Amended and Restated Certificate of Incorporation of the
               Registrant*.
   4.2         Amended and Restated By-Laws of the Registrant.*
   5.0         Opinion of Hale and Dorr LLP.
  23.1         Consent of Hale and Dorr LLP (included in Exhibit 5).
  23.2         Consent of PricewaterhouseCoopers LLP.
  23.3         Consent of Ernst & Young LLP
  24.0 Power of Attorney (included on the signature page of this Registration Statement).

__________________
*Incorporated by reference to the Company's Registration Statement on Form S-1, as amended, (File No. 333-84535) filed August 5, 1999.